Exhibit 4.4

SEVENTH SUPPLEMENTAL INDENTURE

6.00% SENIOR SECURED NOTES DUE 2023

Seventh Supplemental Indenture (this “Supplemental Indenture”), dated as of May 9, 2017, among the Issuers (defined below), Uniti Group Inc. (the “Parent”), the other guarantors listed on the signature pages hereto (the “Other Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee and collateral agent (the “Trustee”).

W I T N E S S E T H

WHEREAS, Uniti Group LP (the “Issuer”), Uniti Group Finance Inc., and CSL Capital, LLC (collectively, the “Issuers”) are parties to an indenture, dated as of April 24, 2015, as amended and supplemented through the date hereof (the “Indenture”), providing for the issuance of Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, pursuant to Section 9.01(e) of the Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder to provide additional rights or benefits to the Holders;

WHEREAS, pursuant to Sections 9.01(e) and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.01. Guarantee. The Parent hereby, jointly and severally with the Other Guarantors, unconditionally guarantees, on an unsecured, unsubordinated basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers thereunder: (i) the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent shall be jointly and severally obligated with the Other Guarantors to pay the same immediately. The Parent agrees that this is a guarantee of payment and not a guarantee of collection.

The Parent hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Parent Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Parent, the Other Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers, the Parent or the Other Guarantors, any amount paid either to the Trustee or such Holder, this Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Parent also agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.01.

The Parent further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purpose of this Guarantee.  Any payment by the Parent pursuant to this Parent Guarantee shall be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each Other Guarantor in an amount equal to such Other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

This Parent Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a voidable preference, fraudulent transfer or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of this Parent Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by the Parent in respect of the Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 2.02. Subrogation.  The Parent shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 2.01; provided that, the Parent shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all obligations of the Issuers under the Indenture and the Notes shall have been paid in full.

Section 2.03. Benefits Acknowledged.  The Parent acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by it pursuant to the Parent Guarantee are knowingly made in contemplation of such benefits.

Section 2.04. Release of Parent Guarantee. This Parent Guarantee shall be automatically and unconditionally released and discharged, and no further action by the Parent, the Issuers or the Trustee is required for the release of this Parent Guarantee upon:

(a)   the Parent’s written request to the Trustee (it being understood that if this Parent Guarantee is released, the Issuers will not be permitted to rely on the Parent’s reports to comply with Section 4.03 of the Indenture); or

(b)   the Issuers exercising their Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuers’ obligations under this Indenture being discharged in accordance with Article 11 of the Indenture.

Upon delivery by the Issuers to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that any of the foregoing conditions has occurred, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.

Section 3. No past, present or future stockholder, officer, director, employee or incorporator of the Parent shall have any liability under this Parent Guarantee, the Indenture or this Supplemental Indenture by reason of such person’s status as stockholder, officer, director, employee or incorporator.

Section 4.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 6.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 7. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 8. If there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 9.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement or recital herein.

Section 10. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of any series of Notes shall have any claim therefor against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNITI GROUP LP

By: UNITI GROUP INC., as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

UNITI GROUP FINANCE INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

CSL CAPITAL, LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Seventh Supplemental Indenture – 6.00% Secured Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GUARANTORS:

CSL NATIONAL GP, LLC
CSL ALABAMA SYSTEM, LLC
CSL ARKANSAS SYSTEM, LLC
CSL FLORIDA SYSTEM, LLC
CSL IOWA SYSTEM, LLC
CSL MISSISSIPPI SYSTEM, LLC
CSL MISSOURI SYSTEM, LLC
CSL NEW MEXICO SYSTEM, LLC
CSL OHIO SYSTEM, LLC
CSL OKLAHOMA SYSTEM, LLC
CSL REALTY, LLC
CSL TEXAS SYSTEM, LLC
CSL NORTH CAROLINA REALTY GP, LLC
CSL TENNESSEE REALTY PARTNER, LLC
CSL TENNESSEE REALTY, LLC
CONTACT NETWORK, LLC
PEG BANDWIDTH DC, LLC
PEG BANDWIDTH DE, LLC
PEG BANDWIDTH IA, LLC
PEG BANDWIDTH LA, LLC
PEG BANDWIDTH MA, LLC
PEG BANDWIDTH MS, LLC
PEG BANDWIDTH TX, LLC
PEG BANDWIDTH VA, LLC
UNITI FIBER HOLDINGS - TC LLC
UNITI FIBER HOLDINGS INC.
UNITI FIBER LLC
UNITI LEASING LLC
UNITI TOWERS LLC
UNITI TOWERS NMS HOLDINGS LLC
UNITI TOWERS — NMS INVESTOR LLC
UNITI GROUP INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Seventh Supplemental Indenture – 6.00% Secured Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CSL NATIONAL, LP, as a Guarantor

By: CSL NATIONAL GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

CSL NORTH CAROLINA REALTY, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

UNITI HOLDINGS LP, as a Guarantor

By: UNITI HOLDINGS GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Seventh Supplemental Indenture – 6.00% Secured Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNITI LATAM LP, as a Guarantor

By: UNITI LATAM GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

UNITI QRS HOLDINGS LP, as a Guarantor

By: UNITI QRS Holdings GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Seventh Supplemental Indenture – 6.00% Secured Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture – 6.00% Secured Notes due 2023]